Exhibit 99.1

Envoy Medical Announces Settlement Contract

Outstanding Shareholder Claims Resolved

WHITE BEAR LAKE, Minnesota – October 10, 2023 – Envoy Medical®, Inc. (NASDAQ: COCH), a hearing health company, today announced the settlement of an outstanding lawsuit filed by certain former shareholders of Envoy Medical Corporation (“EMC”), which is now a wholly-owned subsidiary of Envoy Medical, Inc.

In January 2020, EMC and the members of the EMC board of directors were sued by certain EMC shareholders in the District Court of Ramsey County, Minnesota. The lawsuit challenged certain financing transactions between EMC and Board member Glen Taylor. The members of the board of directors and Mr. Taylor defended against plaintiffs’ claims and asserted that the terms of the challenged transactions were in the best interests of the company and its shareholders.

Shortly after filing the lawsuit, two of the plaintiffs issued a press release that the board of directors believed contained false statements. The members of the board of directors asserted defamation counterclaims against those two plaintiffs.

The claims and counterclaims were resolved pursuant to a confidential settlement agreed to in August 2023. In connection with the settlement, the plaintiffs sold their EMC stock to an affiliate of Mr. Taylor.

About Envoy Medical, Inc.

Envoy Medical, Inc. (NASDAQ: COCH), headquartered in White Bear Lake, Minnesota, is a hearing health company focused on providing innovative medical technologies across the hearing loss spectrum. Envoy Medical’s technologies are designed to shift the paradigm within the hearing industry and bring both providers and patients the hearing devices they desire.

Envoy Medical is dedicated to pushing hearing technology beyond the status quo to provide patients with improved access, usability, independence and ultimately quality of life.

About the Fully Implanted Acclaim® Cochlear Implant

Envoy Medical believes the fully implanted Acclaim® Cochlear Implant is a first-of-its-kind cochlear implant. Envoy Medical’s fully implanted technology includes a sensor designed to leverage the natural anatomy of the ear instead of a microphone to capture sound.

The Acclaim is designed to address severe to profound sensorineural hearing loss that is not adequately addressed by hearing aids. The Acclaim will only be indicated for adults who have been deemed adequate candidates by a qualified physician.

The Acclaim Cochlear Implant received the Breakthrough Device Designation from the U.S. Food and Drug Administration (FDA) in 2019. Envoy Medical believes that the Acclaim was the first hearing-focused device to receive Breakthrough Device Designation and may still be the only hearing focused medical technology to receive the designation.

CAUTION The fully implanted Acclaim Cochlear Implant is an investigational device. Limited by United States law to investigational use.

Important safety information for the Esteem can be found at: https://www.envoymedical.com/safety-information.

Forward-Looking Statements

This press release includes “forward-looking statements” regarding Envoy Medical. Forward-Looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements include Envoy Medical’s statements regarding the design of its Acclaim Cochlear Implant device candidate and its potential to address severe to profound sensorineural hearing loss. The forward-looking statements contained in this press release reflect Envoy Medical’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, Envoy Medical’s ability to successfully develop and obtain FDA approval of the Acclaim; any downturn or volatility in economic conditions; changes in the competitive environment affecting Envoy Medical or its customers, including Envoy’s inability to introduce new products or technologies; the impact of pricing pressure and erosion; supply chain risks; risks to Envoy Medical’s ability to protect its intellectual property and avoid infringement by others, or claims of infringement against Envoy Medical; the possibility that Envoy Medical may be adversely affected by other economic, business and/or competitive factors; Envoy Medical’s estimates of its financial performance; and other risks and uncertainties set forth in the section entitled “Risk Factors” in Envoy Medical’s registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks materialize or Envoy Medical’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect Envoy Medical’s good faith beliefs, they are not guarantees of future performance. Envoy Medical disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Envoy Medical.

###

Investor Contact:

Matt Kreps

Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com